United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 7, 2016

Date of Report (Date of earliest event reported)

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 310 Silver Spring, Maryland	20904-1643
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A ___________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2016, PharmaCyte Biotech, Inc., a Nevada corporation (“Company”), entered into a Stock and Warrant Purchase Agreement with each of Berkshire Capital Management Co., Inc. and SPYR, Inc. (collectively, “Investors”) and closed a private placement to the Investors of restricted shares of the Company’s common stock (“Common Stock”) and warrants (“Warrants”) to purchase Common Stock (“Private Placement”). Each Investor paid consideration of $510,000, resulting in aggregate gross proceeds to the Company of $1.02 million. The Company issued and sold to the Investors, in equal amounts, an aggregate of 17 million shares of Common Stock at a purchase price of $0.06 per share. In addition, the Investors were issued, in equal amounts, Warrants to purchase an aggregate of 17 million shares of Common Stock at an exercise price of $0.12 per share with a five-year term commencing on the date of each Warrant. The Warrants have a cashless exercise feature. The Stock and Warrant Purchase Agreements and Warrants do not provide for registration rights. The shares of Common Stock and Warrants sold in the Private Placement and the shares of Common Stock issuable upon the exercise of the Warrants (collectively, “Securities”) have not been registered under the Securities Act of 1933, as amended (“Securities Act”). The Securities constitute “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and may not be resold or transferred unless such resale or transfer is effected under an effective registration statement pursuant to the Securities Act or the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of the Securities Act. Berkshire Capital Management Co., Inc. and SPYR, Inc. are current stockholders of the Company.

The foregoing descriptions of the Stock and Warrant Purchase Agreements and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Stock and Warrant Purchase Agreements attached hereto as Exhibits 10.1 and 10.2 and the Warrants attached hereto as Exhibits 4.1 and 4.2, each of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The issuance of the Common Stock and Warrants was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder (“Regulation D”) based upon the representations of each Investor that it was an “accredited investor” (as defined under Rule 501 of Regulation D) and that it was purchasing the Securities without a present view toward a distribution of the Securities. In addition, there was no general solicitation conducted in connection with the sale of the Securities.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or territory in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or territory.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Warrant issued to Berkshire Capital Management Co., Inc. dated January 7, 2016.
4.2	Warrant issued to SPYR, Inc. dated January 7, 2016.
10.1	Stock and Warrant Purchase Agreement between PharmaCyte Biotech, Inc. (“Company”) and Berkshire Capital Management Co., Inc. dated January 7, 2016.
10.2	Stock and Warrant Purchase Agreement between the Company and SPYR, Inc., dated January 7, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2016

PHARMACYTE BIOTECH, INC. By: /s/ Kenneth L. Waggoner Kenneth L. Waggoner Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Warrant issued to Berkshire Capital Management Co., Inc. (“Berkshire”) dated January 7, 2016.
4.2	Warrant issued to SPYR, Inc. (“SPYR”) dated January 7, 2016.
10.1	Stock and Warrant Purchase Agreement between PharmaCyte Biotech, Inc. (“Company”) and Berkshire dated January 7, 2016.
10.2	Stock and Warrant Purchase Agreement between the Company and SPYR dated January 7, 2016.

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